EXHIBIT 10.1 - ACQUISITION AGREEMENT

EQUITY TRANSFER AGREEMENT

Assignor * Nie Fenying (Hereinafter referred to as Party A)

ID No. 610423196609081320

Adress: Group 2, Dong Jie village, Town of Yun Yang, Jing Yang county, Shaan Xi

Province

Assignor * Zhu Yuanfeng (Hereinafter referred to as Party B)

ID No. 612526198112047595

Adress:  Yang  Jia Ling residents' committee, Bao Ta Shan, Bao Ta area, City of

Yanan

Assignee: Hongkong Merit Enterprise Limited(Hereinafter referred to as Party C)

Domicile: 706,7/F.,New Victory House, Wing Lok Street, Sheung Wan, H.K.

Whereas*

1. Shaan Xi Hui  Tong  Food  Development  Co.  Ltd. (Hereinafter referred to as

"company")  is  a  legally registered limited liability  corporation  which  is registered in Xi'an  administrative  bureau  of industry and commerce, with its registered No. 610000100001217.  The registered  capital  is  1,000.000 RMB and the  address  for  its  domicile is A-12601, Van Metropolis, #35 Tangyan  Road,

High-tech Zone, Xi'an.

2. Ms. Nie Fenying and Mr.  Zhu Yuanfeng are the Natural person shareholders in

Shaan Xi Hui Tong Food Development Co. Ltd. Party A-- Ms. Nie Fenying holds 80%

of the general capital* while  Party  B--  Mr.  Zhu  Yuanfeng  holds 20% of the general capital.

Party A and Party B intend to to transfer the total equity (100%)  they hold in the company to Party C, and Party C is willing to accept the total equity  held by Party A and Party B in the company.

After  the  friendly  consultation  between  Party A, Party B and Party C,  the following agreement is reached as to the issues  relating  to the withdrawal of

Party  A  and  Party  B and the rights and obligations Party C will  carry  out instead of the other two parties in the company:

* Party A and Party B transfer  the  total  capital  they  contributed when the

   company  is  established*which  takes  100%  of  the  company's   registered

   capital*and the various of rights and obligations *including the  rights and obligations prescribed by laws and regulations* by shareholder agreement and by  articles  of  incorporation----  hereinafter referred to as "transferred rights and obligations"* correspondingly  to  Party C. Party C is willing to accept these transferred rights and obligations.

*  Party  A,  Party B and Party C agree that the price  for  this  transfer  is

   ____1,000.000______RMB,  while  the  transfer  price  for the equity held by

   Party  A  is __800*000__RMB and the transfer price for the  equity  held  by

   Party B is  __200*000__RMB.  The  overall  transfer  payment is paid in spot exchange by Party C in Hongkong dollars and is converted  according  to  the exchange  rate  quoted  by  the  State  on  that  day.  The transfer payment expressed below is taking RMB as the unit. The actual paid  Hongkong dollars is converted according to this item.

*  After this agreement is approved by the State examining and approving  body,

   the  company  will  be  altered  into  a  foreign-investment  enterprise  in accordance with the relating legal regulations. Party A, Party B and Party C agree  that  within  30  days  beginning from the date on which the business license for the new foreign-investment  enterprise  is  issued, Party C will

   pay   the   transfer  payment  in  Hongkong  dollars(  which  is  equivalent to1,000.000 RMB  in  total)  to Party A and Party B separately. The concrete payment way should be otherwise  specified  by  the  3 parties in accordance with the related State regulations.

IV Relevant procedures of withdrawal from the Company of  Party  A  and Party B must be executed immediately after the signing of this Agreement.  Party  A,

   Party  B  and  Party  C  shall  coordinate  with  each other to apply to the

   Approval  Authority and Industrial and Commercial Administrative  Department

   for handling the relevant registration procedures for changes.

V Upon the signing  of this Agreement, the original board of shareholders shall resolve that they  agree  to  the  change  of  transfer  stipulated  in this

   Agreement.

VI Before the effective of this Agreement, Party A and Party B shall enjoy  the rights  and  assume  the  obligations  according to their respective capital contribution share in the Company. After  the  effective  of this Agreement,

   Party  A  and  Party  B  shall withdraw from the Company, and all  of  their original rights and obligations shall be assumed by Party C.

VII Party C undertakes that: After the Company's alternation to wholly (solely)

    foreign-owned enterprises,  no  change  will be made in the name, domicile,

    registered capital and business scope of the Company, and all of the rights and indebtedness of original Company shall be assumed by Party C.

VIII  Party  C  undertakes  that:  After the Company's  alternation  to  wholly

    (solely) foreign-owned enterprises,  Party  C  shall  arrange  for original employees  in  the  Company,  and  shall sign a new contract of labour  and employment.

IX  After the effective of this Agreement,  either  Party  who  fails to comply with  this  Agreement  and causes economic losses to the other Party  shall compensate for the losses  of  observant  Party, including expected loss of future profit.

X  Interpretation of Law of PRC will apply to this  Agreement.  If  the parties dispute  due  to  the content or fulfillment of this Agreement, they  shall resolve through friendly  negotiation.  If  the  negotiation  fails, either

    Party  may  submit  the disputes to China International Economic and  Trade

    Arbitration Commission,  northwest commission for arbitration. The arbitral award by this commission is final and binding upon all parties.

XI This Agreement will have 15  copies.  Each  Party  shall  keep  a  copy. The remaining  copies  shall  be  used  for  applying to the relevant government department for handling the change of merger and acquisition.

XII This Agreement is signed on January 22, 2008  in  Xi'an,  PRC,  and will be effective from the date of approval by Approval Authority.

Party A: Nie Fenying

Date: January 22, 2008

Party B: Zhu Yuanfeng

Date: January 22, 2008

Party C: Hongkong Merit Enterprise Limited

Authorized representative: He Liling

Date: January 22, 2008